                     AGREEMENT OF PURCHASE AND SALE OF STOCK

        AGREEMENT, dated this 14th day of November, 2003, among (i) NARROWSTEP INC., a Delaware corporation having an address at 91 New Cavendish Street, London W1W 6XE, United Kingdom ("Purchaser"); (ii) Clifford Webb, an individual ("Webb") having an address at 87 Cowley Road, Barnes, London SW14 8QD, United Kingdom (Webb being sometimes referred to as a "Seller"); and SPORTSHOW TELEVISION LTD., a company incorporated in England (the "Company") having an address at 60 Parsons Green Lane, London SW6 4HU United Kingdom.


                              W I T N E S S E T H:
                              - - - - - - - - - -

        WHEREAS, the Company is engaged in the business of producing and distributing television programs with sports themes;

        WHEREAS, the authorized capital of the Company is comprised of a single class of common stock, (pound)1 par value per share (the "Sportshow Shares"), all as more specifically provided in the Certificate of Incorporation of the Company, of which 1,001 Sportshow Shares are issued and outstanding;

        WHEREAS, the Sportshow Shares are held by Seller as set forth in Schedule A;

        WHEREAS, Purchaser wishes to purchase, and Seller wish to sell, 801 of the Sportshow Shares on the terms and subject to the conditions hereinafter set forth;

        NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements herein contained, the parties hereto do hereby covenant and agree as follows:

        1.      PURCHASE AND SALE OF STOCK.

        (a) Upon the terms and subject to the conditions set forth in this Agreement, the Seller will sell, transfer, convey, assign and deliver to Purchaser, and Purchaser will purchase, 801 of the Sportshow Shares. At the Closing, the Company's assets shall include, without limitation, all of the business, assets, properties, goodwill and rights owned by the Company as of the Balance Sheet Date or the date hereof or to which the Company has any right, title or interest of every nature, kind and description, tangible and intangible, wheresoever located and whether or not carried or reflected on the books and records of the Company (hereinafter sometimes called the "Assets"), INCLUDING, without limitation, all of the Company's photographic and video equipment, cameras, editing and production equipment and facilities, machinery, equipment, tools, fixtures, leasehold improvements, furniture and office supplies, parts, inventory, work-in-process, goods and other tangible personal property; all of the Company's distribution agreements and arrangements, rights, certificates, licenses and authorizations relating to the conduct of the Company's business, including but not limited to the copyrights and copies of all works previously produced by or on behalf of the Company; all of the Company's receivables (including without limitation accounts receivable, loans receivable and advances, tax refunds and overpayments) from all sources; all of the Company's contracts, agreements, leases and claims under insurance policies (except as otherwise specifically set forth in this Agreement); all of the Company's trade names, trademarks, trademark registrations and applications, trade secrets, patents, patent applications, copyrights, logos, customer lists, books and records and know-how; all of the Company's telephone numbers, post office boxes, beepers, cellular or mobile telephones and radios; and all choses in action and causes of action, claims and rights of recovery or set-off of every kind or character; but excluding those items listed on Schedule P. At the Closing, the Assets shall include, without limitation, those assets reflected on the Balance Sheet (as hereinafter defined), with only such dispositions between the Balance Sheet Date and the Closing Date as are not in violation of any of the Company's representations, warranties or covenants contained in this Agreement.

        (b) In the event that any one or more of the Company's rights under any contract, lease or other agreement is affected by the sale of the Sportshow Shares hereunder, whether as a result of the inability to obtain any required consent of any other party to any such contract, lease or other agreement or otherwise, the Seller will use their best efforts to retain and preserve such rights, provide to the Company any and all of the benefits thereof in a manner reasonably satisfactory to Purchaser, and, at such time as such rights may become so transferable or assignable, at Purchaser's instruction or request, transfer or assign such rights to the Company. The provisions of this Section do not diminish, reduce or otherwise impair or affect any obligation or liability of the Seller under any other provision of this Agreement or any other agreement entered into pursuant hereto or in connection herewith.

        (c) At the Closing, the Seller shall deliver to Purchaser certificates representing 801 of the Sportshow Shares, together with duly executed stock powers, with signatures guaranteed, in proper form for transfer and with appropriate transfer stamps, if any, affixed at the expense of the Seller, free and clear of any lien or other encumbrance.

        2.      PURCHASE PRICE

        (a) In consideration of the sale, transfer, conveyance, assignment and delivery of the Sportshow Shares to Purchaser, and in reliance upon the representations, warranties and covenants made herein by the Seller, Purchaser will, in full payment therefor, pay to Seller, in the manner set forth in Section 2.(c), a total purchase price (the "Purchase Price") equal to UK(pound)750,000. The purchase price shall consist of (i) payment of cash in the amount of(pound)45,000.80 (representing 7.5% of the Purchase Price), and (ii) the issuance of 3,122,800 shares of

                Purchaser's common stock, par value $.000001 per share ("Narrowstep Shares") (representing 92.5% of the Purchase Price), as set forth in Schedule E. The Narrowstep Shares to be issued to Seller will be issued pursuant to an exemption from registration under the United States Securities Act of 1933, as amended, and will be subject to substantial restrictions on Seller' ability to sell or otherwise transfer such Narrowstep Shares. In connection with the Purchaser's acquisition of the Sportshow Shares, Seller will execute a subscription agreement in the form set forth at Exhibit 3. Purchaser will use its best efforts to register for resale in the Registration Statement on Form SB-2, originally filed with the United States Securities and Exchange Commission on September 9, 2003, fifteen (15%) of the Narrowstep Shares issued to Webb. Any adjustment of the Purchase Price necessitated by Section 2.(c) or otherwise shall be 7.5% in cash and 92.5 % in Narrowstep Shares.

        (b) As soon as practicable, and in any event within 60 days, after the Closing Date, Seller will deliver to Purchaser the Closing Date Balance Sheet in accordance with the provisions of this Agreement. Leigh, Saxton, Green ("Leigh, Saxton, Green"), chartered accountants, shall audit (and will provide their opinion with respect to such audit) the Closing Date Balance Sheet and shall state that the Closing Date Balance Sheet has been adjusted as herein provided. The Closing Date Balance Sheet will be accompanied by a copy thereof annotated with schedules providing tax basis information (the "Closing Date Tax Basis Information") prepared from the asset records of the Company reflecting on an asset-by-asset basis, where the asset records are so maintained, and, otherwise, for each fixed asset account, the current tax basis, historical cost, method of depreciation and accumulated book and tax depreciation of the Company for each asset, or asset account, together with schedules showing the book and tax basis of the Company in its receivables and other assets. The term "Closing Date Balance Sheet" as used herein shall mean an audited balance sheet of the Company, not as part of a consolidated group with any other entity, business or group, prepared by or on behalf of the Company as of the close of business on the Closing Date from the books and records of the Company, which Leigh, Saxton, Green shall audit as having been prepared on an accrual basis in accordance with generally accepted accounting principles, and as fairly presenting the financial condition of the Company as at such date. All assets and supplies reflected on the Closing Date Balance Sheet shall be reflected on the basis of a complete physical count (the "Inventory") taken by the Company (at the expense of Purchaser) immediately prior to the Closing Date or as soon thereafter as is practicable. Purchaser's representatives and accountants shall have the right to participate in the taking of the Inventory and the valuation of assets and supplies and to review, audit and verify that the physical count so taken and the valuation of the assets and supplies are in accordance with generally accepted accounting principles applied on a basis consistent with those used in the preparation of the Balance Sheet as defined at Section 5.(i). In addition, Purchaser's representatives and accountants shall be entitled to review, audit and verify that the video equipment, video cameras, editing facilities, machinery, equipment, tools, supplies, furniture, fixtures and fixed assets of the Company reflected on the Closing Date Balance Sheet are owned by the Company at the Closing and the valuation thereof is in accordance with generally accepted accounting principles applied on a basis consistent with those used in the preparation of the Balance Sheet.

        (c) At the Closing, Seller will deliver to Purchaser an unaudited balance sheet (the "Interim Balance Sheet") of the Company as of the close of business on the immediately preceding day. The Company shall have, and the Interim Balance Sheet shall reflect that the Company has, working capital (the "Working Capital"), as determined by Leigh, Saxton, Green in accordance with generally accepted accounting principles consistently applied, of negative(pound)28,540, it being understood and agreed that: if the Working Capital shall at the Closing be less than negative(pound)28,540, then the Purchase Price shall be reduced pound sterling for pound sterling by the amount, if any, by which the Working Capital is less than negative(pound)28,540; and if the Working Capital shall at the Closing be more than negative (pound)28,540, then the Purchase Price shall be increased pound sterling for pound sterling by the amount, if any, by which the Working Capital is greater than negative(pound)28,540. The Purchase Price shall be adjusted at the Closing for the amount of any shortfall or excess of Working Capital appearing on the Interim Balance Sheet, with a final adjustment to be made promptly after Leigh, Saxton, Green has completed a post-closing audit of the Company, but in any event, not later than ninety (90) days after the Closing Date. For all purposes of this Agreement, "Working Capital" shall be all cash and cash equivalents of the Company as of the Closing Date; PLUS all valid accounts receivable outstanding as of the Closing Date which were created by the Company in the ordinary course of its business and with respect to which the Company has no basis to believe they are all or in part not valid and collectible; PLUS all of the Company's inventory as of the Closing Date actually used in its business to the extent the same is not obsolete or obsolescent; PLUS all of the Company's supplies as of the Closing Date actually used in its business to the extent the same are not obsolete or obsolescent; plus all of the Company's prepaid expenses as of the Closing Date for services (including but not limited to insurance policies) to be performed for the Company by unrelated third parties in the twelve months immediately following the Closing Date; LESS all obligations and accounts payable owed by the Company to vendors or others (including but not limited to the HM Customs & Excise and the Inland Revenue or other taxing authorities for periods through the day immediately preceding the Closing Date) as of the Closing Date; LESS any short-term loans, lines of credit, overdrafts, or similar facilities, and the short term portion of any long-term loans; LESS all accrued liabilities of the Company at the Closing Date for employee vacation, severance, or other employee-related obligations.

        (d) Purchaser and Seller will, for all tax and other purposes, allocate the Purchase Price 100% to the purchase of the Sportshow Shares. Neither Seller nor Purchaser shall, for any tax purposes, take any position respecting the allocation of the Purchase Price which is inconsistent with such allocation.

        3.      CLOSING.

                The closing hereunder (the "Closing") shall take place at 12:00 A.M., local time, on the 25th day of November, 2003 at the offices of Sportshows TV Ltd at 60 Parsons Green Lane, London SW6 4HU United Kingdom, or at such other time and place as the parties may agree. The day on which the Closing actually takes place is herein sometimes referred to as the Closing Date.

        4.      THE SELLER' OBLIGATIONS; FURTHER ASSURANCES.

        (a)     Seller are delivering to Purchaser simultaneously herewith:

                ii. stock certificates representing all of the issued and outstanding Sportshow Shares, together with stock powers duly endorsed in blank with signatures guaranteed;

                iii. such assignments and transfers of any and all assets used by the Company but held in the name of another person, including but not limited to patents and patent applications, trademarks, trademark registrations and applications, copyrights, motor vehicle registrations, authorizations, certificates of title and licenses, in form and substance satisfactory to Purchaser, as shall be effective to vest in Purchaser (or, at Purchaser's election, the Company) good title to all of such assets;

                iv. any such good and sufficient (and, where appropriate, recordable) instruments of conveyance, assignment and transfer, in form and substance satisfactory to Purchaser, as shall be necessary to vest in the Company good title to the Assets;

                v. all contracts, files and other data and documents of Seller pertaining to the Stock or the Assets (which may be delivered at the principal office of the Company) including, among other things, the stock records and minute books of the Company, dating to its inception;

                vi. a general release in favor of Purchaser, the Company and the Assets from each Seller and each other entity directly or indirectly owned, controlled, operated or managed by any of them (each, a "Seller Entity"; together, the "Seller Entities");

                vii. certificates (and telegrams dated as of the most recent practicable date) as to the good standing of the Company, the payment of franchise taxes and tiling of required reports, from the appropriate officials of the jurisdiction in which the Company is organized; and

                viii. all documents required to be delivered (and not previously delivered) to Purchaser and/or the Company under the provisions of this Agreement.

        b. At any time and from time to time at or after the Closing, at Purchaser's request and without further consideration, Seller will execute and deliver, or cause to be executed and delivered, such other instruments of sale, transfer, conveyance, assignment and confirmation, and will take such action as Purchaser may reasonably request, in order more effectively to transfer, convey and assign to Purchaser, and to confirm their title to, the Sportshow Shares and the Assets, to put Purchaser and/or the Company in actual possession and operating control of the business, assets, properties, goodwill, rights, books and records of the Company and to assist Purchaser in exercising all rights with respect thereto.

        c. For purposes of enabling Seller to prepare, file, support and defend their tax returns after the Closing, Purchaser and the Company will, for a period of three years after the Closing, make or cause to be made available to Seller upon reasonable notice, during normal business hours and otherwise under reasonable circumstances so as not to interfere with Purchasers or the Company's business or personnel, all records of the Company acquired by Purchaser pursuant to this Agreement respecting periods and transactions prior to the Closing Date. Not less than twenty-one days prior to the destruction or other disposition of any such records, Purchaser will give Seller written notice of its intended disposition, and shall permit Seller to remove and retain any such records.

        5. REPRESENTATIONS AND WARRANTIES BY SELLER. Seller hereby jointly and severally represent and warrant to Purchaser as follows:

        a. ORGANIZATION, STANDING AND QUALIFICATION OF THE COMPANY. The Company is a corporation duly organized, validly existing and in good standing under the laws of England and Wales, its jurisdiction of incorporation. The Company has all requisite corporate power and authority to carry on its business as now being conducted and to own, lease or operate its properties as and in the places where such business is now conducted and such properties are now owned, leased or operated; and it is duly qualified, licensed or domesticated and in good standing as a foreign corporation authorized to do business in the jurisdictions listed on Schedule B, which are the only jurisdictions where the nature of the activities conducted by it or the character of the properties owned, leased or operated by it require such qualification, licensing or domestication, excepting such places where such failure will not materially adversely affect the business, assets or operations of the Company or Purchaser. Seller have delivered to Purchaser true and complete copies of the Company's Memorandum and Articles of Association, and all amendments thereto, certified as complete and correct by Seller.

        b. PURCHASE AND SALES ORDERS. Seller have made available to Purchaser for review copies of all contracts, sales orders or commitments currently in effect by or on behalf of the Company.

        c. SUBSIDIARIES. The Company has no subsidiaries. Except as set forth on Schedule C, the Company has no interest, direct or indirect, or any commitment to purchase any interest, direct or indirect, in any other corporation or in any partnership, joint venture or other business enterprise or entity. Except as set forth on Schedule C, Seller have conducted the business and owned the assets of the Company directly in the Company; except as set forth on Schedule C, the Company has conducted such business and owned such assets only through its direct ownership thereof and not through any other direct or indirect subsidiary or affiliate of either the Company or any Seller Entity.

        d. TRANSACTIONS WITH CERTAIN PERSONS. Except as set forth on Schedule C, between the Balance Sheet Date (as defined in
                Section 5.(i)) and the Execution Date, the Company has not, directly or indirectly, purchased, leased or otherwise acquired any property or obtained any services from, or sold, leased or otherwise disposed of any property or furnished any services to, or otherwise dealt with, either Seller, any Seller Entity, or any affiliate of any of them; the Company owes no amount to any shareholder, director, officer, employee or consultant of the Company (except for current compensation for not more than one regular pay period), any Seller, any Seller Entity or any affiliate of any of them, and none of such persons owes any amount to the Company; and no part of the property or assets of any Seller or any Seller Entity or any affiliate of any of them is used by the Company or is required to be used by the Company to conduct its business as now being conducted.

        e. EXECUTION, DELIVERY AND PERFORMANCE OF AGREEMENT; AUTHORITY. Except as set forth on Schedule C, neither the execution, delivery nor performance of this Agreement by the Seller does now nor will, with or without the giving of notice or the passage of time, or both, conflict with, result in a default, right to accelerate, loss of rights under, or give rise to any increase in interest rates, rentals or other costs related to, or result in the creation of any lien, charge or encumbrance pursuant to, any provision of the Company's certificate of incorporation or by-laws or any operating license, authorization, franchise, mortgage, deed of trust, law, rule or regulation, or any lease, license or agreement, or any order, judgment or decree to which either the Company or the Seller is a party or by which any of them or any property of any of them may be bound or affected. The Company and the Seller has the full power and authority to enter into this Agreement and to carry out the transactions contemplated hereby, and all proceedings or corporate action required to be taken by the Company and the Seller to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been properly taken and not revoked. This Agreement constitutes a valid and binding obligation of each of the

                Company and the Seller and is enforceable against each of them in accordance with its terms.

        f. CAPITALIZATION. Set forth on Schedule D is a complete list of all classes and amounts of capital stock or other equity which the Company is authorized to issue. Only those shares and interests set forth on Schedule D as issued and outstanding are issued and outstanding. There are no outstanding subscriptions, options, warrants, calls, contracts, demands, commitments, convertible securities or other agreements or arrangements of any character or nature whatsoever under which the Company is or may become obligated to issue, assign or transfer any shares of any capital stock of the Company at any time or which could otherwise impair or hinder the ability of the Seller to convey the Sportshow Shares to Purchaser at the Closing or which could cause Purchaser, after the Closing, to own less than 100% of the Sportshow Shares.

        g. OWNERSHIP OF THE ASSETS. Except as set forth on Schedule C, all of the Assets are owned by the Company beneficially and of record, free and clear of any liens, claims, encumbrances or restrictions of any kind.

        h. OWNERSHIP OF SPORTSHOW SHARES. Except as set forth on Schedule C, all of the Sportshow Shares are owned by the Seller beneficially and of record, free and clear of any liens, claims, encumbrances or restrictions of any kind. At the Closing, Seller will convey to Purchaser good title to all of the Sportshow Shares, free and clear of any liens, claims, encumbrances or restrictions of any kind.

        i. FINANCIAL STATEMENTS. The Company has delivered to Purchaser copies (identified with a reference to this Section of this Agreement) of the following financial statements (hereinafter collectively called the "Financial Statements") prepared by the Company, all of which have been prepared from the books and records of the Company in accordance with the basis of accounting used to prepare the Company's income tax returns (commonly known as the "Accrual Basis of Accounting"), applied on a basis consistent with the principles applied in the preparation of prior financial statements of the Company, and each of which has been compiled by Leigh, Saxton, Green:

                i. a compiled balance sheet of the Company (the "Balance Sheet") as at March 31, 2003 (the "Balance Sheet Date"), and compiled financial statements of the Company as at March 31, 2003 and 2002.

                        The statements of income contained in such financial statements do not contain any items of special or nonrecurring income or any other income not earned in the ordinary course of business except as expressly specified therein. The Company has delivered to Purchaser a copy of the Balance Sheet annotated to provide accurate tax basis information (the "Tax Basis Information") prepared from the asset records of the Company reflecting, on an asset-by-asset basis, the then current tax basis, historical cost, method of depreciation and accumulated book and tax depreciation of the Company for each asset, together with schedules showing the book and tax basis of the Company in its receivables and other assets. The Company has made available to Purchaser the relevant records and ledgers maintained by the Company, all of which are complete and correct, showing tax and book basis, historical cost, method of depreciation and accumulated book basis, and tax depreciation by individual asset all of which are complete and correct. The Closing Date Tax Basis Information will be prepared on a basis consistent with the preparation of the Tax Basis Information, and will be accurate.

        j. ABSENCE OF UNDISCLOSED LIABILITIES. Except as fully shown or provided for on the face of the Balance Sheet (excluding the notes thereto), as of the Balance Sheet Date, the Company had no debts, liabilities or obligations (whether absolute, accrued, contingent or otherwise) of any nature whatsoever required to be shown or provided for thereon pursuant to generally accepted accounting principles consistently applied, including, without limitation, any liabilities incurred in respect of or measured by the Company's income or property, or authorized or outstanding capital stock, for any period prior to the close of business on the Balance Sheet Date, or any debts, liabilities or obligations relating to or arising out of any act, transaction, circumstance or state of facts which occurred or existed on or before the Balance Sheet Date whether or not then known, due or payable (but excluding debts, liabilities or obligations which do not, individually or in the aggregate, exceed (pound)5,000). As of the Balance Sheet Date, there were no contingent liabilities which were not adequately provided for in the Balance Sheet or disclosed in the notes thereto. Except as will be fully shown or provided for on the face of the Closing Date Balance Sheet (excluding the notes thereto), as of the Closing Date, the Company will have no debts, liabilities or obligations (whether absolute, accrued, contingent or otherwise) of any nature whatsoever required to be shown or provided for thereon, including, without limitation, any liabilities incurred in respect of or measured by the Company's income or property, or authorized or outstanding capital stock, for any period prior to the close of business on the Closing Date, or any debts, liabilities or obligations relating to or arising out of any act, transaction, circumstance or state of facts relating to the Company which occurred or existed on or before the close of business on the Closing Date, whether or not then known, due or payable (but excluding debts, liabilities or obligations which do not, individually or in the aggregate, exceed (pound)5,000).

        k. TAXES. All taxes, including, without limitation, income, property (real and personal), sales, use, franchise, added value, employees' income withholding, social security taxes and withholding taxes for payments made to foreign persons, imposed by HM Government or by or by any foreign country or by any state, municipality, subdivision or instrumentality of the United Kingdom or of any foreign country, or by any other taxing authority, which are now due or payable by the Company, or by any Seller in respect of the Company, and all interest and penalties thereon, whether disputed or not, have been paid in full or adequately provided for, and all tax returns required to be filed in connection therewith have been accurately prepared and duly and timely filed and all deposits required by law to be made by the Company with respect to such taxes have been duly made, or will at any time hereafter be or become due or payable by the Company, or by any Seller in respect of the Company, for all periods through the Closing Date, and all interest and penalties thereon, whether disputed or not, will on the Closing Date have been paid in full, or appropriate reserves therefor established, and all tax returns required to be filed in connection therewith will be accurately prepared and duly and timely filed and all deposits required by law to be made by the Company with respect to such taxes will be duly made. The Company is not delinquent in the payment of any foreign or domestic tax, assessment or governmental charge or deposit, the Company has no tax deficiency or claim outstanding, proposed or assessed against it, and, to the best knowledge of each of the Company and each Seller, there is no basis for any such deficiency or claim. There is not now in force any extension of time with respect to the date on which any tax return was or is due to be filed by or with respect to or any other waiver or agreement by the Company, for the extension or for the assessment of any agreement currently in effect, or which was during the past three years in effect, to which the Company was or is a party. The Closing Date Balance Sheet will reflect adequate reserves for all taxes. The Company has no liability, and will not at Closing have any liability, for any taxes of any Seller or any Seller Entity, whether resulting from or arising out of the Company's being part of a consolidated group at any point in time or for any period or otherwise. No properties or assets of the Company on the Closing Date will be subject to any lien respecting any taxes of the Company or any Seller or any Seller Entity.

        l. ABSENCE OF CHANGES OR EVENTS. Except as set forth in Schedule F, from the Balance Sheet Date through the date hereof, the Company has conducted its business only in the ordinary course, and the Company has not (and Seller has not with respect to the Assets or business of the Company):

                i. incurred any obligation or liability, absolute, accrued, contingent or otherwise, whether due or to become due, except current liabilities for trade or business obligations incurred in the ordinary course of business and consistent with prior practice;

                ii. discharged or satisfied any lien, charge or encumbrance other than those then required to be discharged or satisfied, or paid any obligation or liability, absolute, accrued, contingent or otherwise, other than current liabilities shown on the Balance Sheet and current liabilities incurred since the Balance Sheet Date, in each case in the ordinary course of business and consistent with the Company's prior practice, and in each case not before then due;

                iii. mortgaged or pledged any of its property, business or assets, tangible or intangible, or subjected to lien, charge, security interest or any other encumbrance or restriction any property, business or assets, tangible or intangible;

                iv. sold, transferred or otherwise disposed of any business with any of its customers to any other entity; sold, transferred, leased to others or otherwise disposed of any of its assets or canceled or compromised any debt or claim, or waived or released any right of a substantial value, except in the ordinary course of business and consistent with prior practice;

                v. received any notice of termination of or default under any contract, lease or other agreement or suffered any damage, destruction or loss (whether or not covered by insurance) which, in any case or in the aggregate, has had or may have a materially adverse effect on its assets, operations or prospects;

                vi. been made a party to, or been threatened to be made a party to, any claim, action, or by any current or former employee or director or consultant or contractor under current UK and EU employment legislation; or breached any current UK or EU employment legislation with respect to the rights of employees or contractors, nor breached any employment-related laws or regulations that were in force at the time of employment of any current or previous employee;

                vii. transferred or granted any rights under, or entered into any settlement regarding the breach or infringement of, any license, patent, copyright, trademark, trade name, service mark, service name, invention, computer software, license or similar intellectual property rights, or modified any existing rights with respect thereto, or received notice that any other party thereto intended or desired to modify or alter any existing rights with respect thereto;

                viii. made any change in the rate of compensation, commission, bonus or other direct or indirect remuneration payable, or paid or agreed or orally promised to pay, conditionally or otherwise, any bonus, extra compensation, pension, severance or vacation pay, or any other employment-related benefit (such as reimbursement for tuition for employment-related studies) to any Seller or any director, officer, employee, salesman, distributor or agent of the Company;

                ix. issued or sold or transferred (or acknowledged the issuance, sale or transfer of) any shares of its capital stock or other securities, or issued, granted or sold any options, rights or warrants with respect thereto, or acquired any capital stock or other securities of any corporation or any interest in any business enterprise, or otherwise made any loan or advance to or investment in any person, firm or corporation;

                x. made any capital expenditures or capital additions or betterments in excess of (pound)5,000 in any single case and (pound)20,000 in the aggregate;

                xi.     changed its banking or safe deposit arrangements;

                xii. instituted, settled or agreed to settle any litigation, action or proceeding before any court or governmental body relating to it or its property;

                xiii. failed to replenish its supplies in a normal and customary manner consistent with its prior practice and prudent business practices prevailing in the industry, or made any purchase commitment materially in excess of the normal, ordinary and usual requirements of its business or at any price in excess of the then current market price or upon terms and conditions more onerous than those usual and customary in the industry, or made any change in its selling, pricing, advertising or personnel practices inconsistent with prudent business practices prevailing in the industry; or

                xiv. otherwise suffered any material adverse change in its business, prospects, financial condition, or relations with its vendors or customers.

        m. LITIGATION. Except as set forth in Schedule F, there is no legal action, suit, arbitration, governmental investigation or other legal or administrative proceeding, nor any order, decree or judgment in progress, pending or in effect against or relating to the Company, the Company's officers, directors or employees, any Seller, or any properties, assets or business or the transactions contemplated by this Agreement. Except as set forth in Schedule F, there is no claim, and to the best knowledge of the Company and each Seller, there is not presently threatened, any claim, legal action, suit, arbitration, governmental proceeding, nor any order or decree, against or relating to the Company, its officers, directors, or employees, properties, assets or business or any Seller, or the transactions contemplated by this Agreement which could reasonably be expected to have, individually or in the aggregate, a material adverse effect on the condition (financial or otherwise), properties, assets, liabilities, business, operations or prospects of the Company or the transactions contemplated by this Agreement.

        n. COMPLIANCE WITH LAWS AND OTHER INSTRUMENTS. Except as set forth in Schedule G, the Company has complied, and is now in compliance, and no Seller has taken any action, and has not omitted to take any action, which would cause the Company not to have complied or be in such compliance, with all existing laws, rules, regulations, ordinances, orders, judgments and decrees now or hereafter applicable to the business, properties or operations of the Company as presently conducted, excepting only such noncompliance therewith which is unknown to both the Company and each Seller and which would not have, individually or in the aggregate, a material adverse effect on the business, assets, financial condition or prospects of the Company. Except as set forth in Schedule G, neither the present ownership nor present use of the Company's properties nor the present conduct of the Company's business violates, or with or without the giving of notice or the passage of time, or both, will violate, conflict with or result in a default, right to accelerate or loss of rights under, any terms or provisions of the Company's certificate of incorporation or by-laws or any operating license or authorization, any order, judgment or decree to which the Company is a party or by which it may be bound or affected, or any lien, encumbrance, mortgage, deed of trust, lease, license, agreement, law, ordinance, rule or regulation, in each case as presently in effect, or conflicts with the rights of any other person, firm or corporation. The Company has not committed, knowingly or unknowingly, any breaches of UK or EU environmental legislation applicable to the Company's current or past operations (an "Environmental Regulation"), which could reasonably be expected to have an adverse effect on the condition (financial or otherwise), properties, assets, liabilities, business, operations or prospects of the Company or Purchaser or the transactions contemplated by this Agreement which would be material or, in any event, exceed(pound)10,000, or would be cause for any such government or agency to impose any lien or encumbrance upon the Company, its business, Purchaser, the Sportshow Shares or the business transferred pursuant to this Agreement.

        o. TITLE TO PROPERTIES. Except as set forth on Schedule H, the Company has good title to all the properties and assets it owns or uses in its business or purports to own, including, without limitation, those reflected on the Balance Sheet (except assets sold after the Balance Sheet Date in the ordinary course of business). The Company will at the Closing have (subject only to those exceptions set forth in this Section 5.(o)) good title to all the properties and assets which will be reflected on the Closing Date Balance Sheet. Except as set forth on Schedule H, none of the properties and assets referred to in the preceding sentences of this Section 5.(o) is subject to any mortgage, pledge, lien, charge, security interest, encumbrance, restriction, lease, license, easement, liability or adverse claim of any nature whatsoever, direct or indirect, whether accrued, absolute, contingent or otherwise. Except as set forth on Schedule H, the properties and assets owned, leased or used by the Company are now, and will on the Closing Date be, in good operating condition and repair (excepting minor defects which do not affect their value or use in the normal operations of the Company), are now, and will on the Closing Date be, adequate and sufficient for all of the Company's current operations, are used in the business of the Company, include all properties and assets necessary to conduct the Company's present business, and will, at the Closing, include all properties and assets necessary to conduct the Company's business.

        p. SCHEDULES. Attached hereto as Schedule H is a separate schedule containing an accurate and complete list (divided into subschedules by subdivision of this Section 5.(p)) of:

                i. All real property owned by the Company or in which the Company has a leasehold or other interest or which is used or required to be used by the Company in connection with the operation of its business, together with a description of each lease, sublease, license or any other instrument under which the Company claims or holds such leasehold or other interest or right to the use thereof or pursuant to which it has assigned, sublet or granted any rights therein;

                ii. The name of each customer or client which accounted for any of the Company's gross revenues and the name of each vendor that accounted for any of the Company's total purchases in the twelve-month period ended on the Balance Sheet Date, as such information is maintained on the Company's computer data base;

                iii. As of the Balance Sheet Date, a schedule of all of the Company's receivables (which includes without limitation accounts receivable, loans receivable and any advances, as well as all receivables between and among the Company, and Seller, and any of them or affiliates of any of them), showing separately those receivables which have been outstanding as of such date not more than 30 days; more than 30 days but not more than 60 days; more than 60 days but not more than 90 days; more than 90 days; together with information of the type normally generated by the Company on such lists as to each such listed receivable which has been outstanding for more than 60 days and identifying all receivables as to which there is any pending or threatened dispute relating to the amount or the collectability of any such receivable;

                iv. All patents, patent applications, patent licenses, trademarks, trademark registrations, and applications therefor, service marks, service mark registrations and applications therefor, service names, trade names, copyrights and copyright registrations, and applications therefor, computer software (together with all documentation and operating instructions on all hardware and software) and all other intellectual property wholly or partially owned or held by the Company or used in the operation of its business; all of the Company's operating rights, any and all other rights, certificates, licenses and authorizations relating to the conduct of the Company's business;

                v. All fire, theft, casualty, liability and other insurance policies insuring the Company and its properties, specifying with respect to each such policy the name of the insurer, the risk insured against, the limits of coverage, the deductible amount (if any), the premium rate, the date through which coverage will continue by virtue of premiums already paid and a history of claims relating to the assets, properties, liabilities or business of the Company since March 1, 2003. Except as disclosed in Schedule H, such policies provide adequate coverage for all normal risks incident to the Company's assets, properties and business operations;

                vi. All sales or distributorship agreements and arrangements, or other material agreements or arrangements to which the Company is a party or by which it is bound providing for, or pursuant to which, persons or entities other than the Company's own employees sell or distribute the Company's products or services;

                vii. All contracts, agreements, commitments or licenses relating to patents, trademarks, trade names, copyrights, inventions, processes, know-how, formulae, trade secrets, software, hardware, or maintenance or service agreements (whether for computers or the other assets or intellectual property rights included in the Assets);

                viii. All loan agreements, indentures, mortgages, pledges, conditional sale or title retention agreements, security agreements, guaranties, and leases or lease purchase agreements to which the Company is a party or by which it is bound, in the case of leases, lease purchase agreements, conditional sale or title retention agreements requiring an expenditure of more than (pound)10,000 and which, in the case of leases and lease purchase agreements, cannot be terminated without penalty, forfeiture or loss, or which will not be fully performed within ninety days;

                ix. All contracts, agreements, commitments or other understandings or arrangements to which the Company is a party or by which it or any of its property is bound or affected which are, individually or in the aggregate, material to the Company, the Company's business, the Company's Assets or the Company's operations;

                x. All collective bargaining agreements, employment and consulting agreements, executive compensation plans, bonus plans, deferred compensation agreements, employee pension plans or retirement plans, employee stock options or stock purchase plans, employee savings plans, and group life, health and accident insurance and other significant employee benefit plans, agreements, arrangements or commitments, whether or not legally binding, including, without limitation, severance, holiday, vacation, Christmas and other bonus practices, to which the Company is a party or bound or which relate to the operation of its business;

                xi. The names and current annual salary rates of all persons who are currently being compensated (directly or indirectly) by the Company at a rate equal to or in excess of (pound)15,000 per annum, and for each such person the amounts paid or payable as compensation for the year ending December 31, 2003, and a history of all raises and bonuses for such persons during the past two years;

                xii. The names of all directors and officers of the Company, the name of each bank in which the Company has an account or safe deposit box and the names of all persons authorized to draw thereon or have access thereto; and the names of all persons, if any, holding tax or other powers of attorney from the Company and a summary of the terms thereof; and

                xiii. The location and description of any property in which the Company has any interest and which is not located on the Company's premises.

                        Except as disclosed in Schedule H, all of the contracts, agreements, leases, licenses and commitments listed or required to be listed on Schedule H or any other Schedule to this Agreement (other than those which have been fully performed) are valid and binding, enforceable in accordance with their respective terms, in full force and effect and, except as otherwise specified in Schedule H, will be unaffected by the sale of the Sportshow Shares to Purchaser hereunder so that, after such sale, the Company will be entitled to the full remaining benefits thereof (with the exception of minor deficiencies or problems not rising, individually or in the aggregate, to significant levels), except those which, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), properties, assets, liabilities, business, operations or prospects of the Company or Purchaser or the transactions contemplated by this Agreement. Except as disclosed in Schedule H, there is not under any contract, agreement, lease, license or commitment listed or required to be listed on Schedule H or any other Schedule to this Agreement, any existing default by the Company, or event which, after notice or lapse of time, or both, would constitute a default by the Company or result in a right to accelerate against the Company or loss of rights by the Company, except those which, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), properties, assets, liabilities, business, operations or prospects of the Company or Purchaser or the transactions contemplated by this Agreement. Except as disclosed in Schedule H, none of the Company's existing or completed contracts is subject to renegotiation with any governmental body. True and complete copies of all such contracts, agreements, leases, licenses and other documents listed or required to be listed on Schedule H and each other Schedule to this Agreement (together with any and all amendments thereto), certified on behalf of the Company, have been delivered to Purchaser. Except as disclosed in Schedule H, the Company knows of no default, or event which, after notice or lapse of time, or both, would become a default, by any party other than the Company to any contract, agreement, lease, license, commitment or document listed on Schedule H under any such contract, agreement, lease, license, commitment or document, with the exception of those which, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), properties, assets, liabilities, business, operations or prospects of the Company or Purchaser or the transactions contemplated by this Agreement.

        q. CERTAIN AUTHORIZATIONS, PATENTS, ETC. The Company owns or possesses the royalty-free licenses or other rights to use the copyrights, trademarks, service marks, service names, trade names, patents, trade secrets, computer software and other proprietary intellectual property rights necessary to conduct its business as it is presently operated. The Company is not infringing upon or otherwise acting adversely to any license, copyright, trademark, trademark right, service mark, service name, trade name, patent, patent right, license, trade secret, computer software or other proprietary intellectual property right owned by any other person or persons. There is no claim or action by any such other person pending, or to the knowledge of the Company or the Seller threatened, against either the Company or the Seller with respect to any of the rights or property referred to in this Section 5.(q).

        r. NO GUARANTIES. Except as set forth on Schedule B, the Company has not guaranteed the obligations or liabilities of any other person, firm or corporation, and none of the Company's business, properties or assets is subject to any guaranty by the Company, any Seller Entity, or the Seller.

        s. RECEIVABLES. Except as disclosed in Schedule I, all receivables of the Company (including without limitation accounts receivable, loans receivable and advances) which are reflected in the Balance Sheet, and all such receivables which will have arisen since the date thereof through the Closing Date, shall have arisen only from bona fide transactions in the ordinary course of business.

        t. RECORDS. The books of account of the Company are, and will at the Closing be, complete and correct in all material respects, and there have been, and there will have been at the Closing, no transactions involving the business of the Company which properly should have been set forth therein and which have not been accurately so set forth.

        u.      EMPLOYEE BENEFIT PROGRAMS.

                i. Except as set forth on Schedule N, the Company has maintained no Employee Program (as defined below) and has acquired no company which maintained any Employee Program with respect to which either the Company or Purchaser has or could have any liability following the

                        Closing Date. For purposes of this section "Employee Program" means any program, scheme or benefit set in place for the benefit of employees including, but not limited to, bonus schemes, pension schemes, share option schemes health insurance and any benefit-in-kind schemes.

                v. ABSENCE OF CERTAIN BUSINESS PRACTICES. Neither the Company, nor any Seller, nor any of their respective officers, nor, to the best knowledge of the Company or the Seller, any employees or agents, nor any other person acting on behalf of any of them, has, directly or indirectly, since January l, 1997, given or agreed to give any gift or similar benefit to any customer, supplier, governmental employee or other person who is or may be in a position to help or hinder the business of the Company which might subject the Company to any damage or penalty in any civil, criminal or governmental litigation or proceeding, if not given in the past, could reasonably be expected to have had a material adverse effect on the assets, business, operations or prospects of the Company as reflected in the Financial Statements, or if not continued in the future, could reasonably be expected to have a material adverse effect on the assets, business, operations or prospects of the Company. Each of the Company and the Seller know of no breach or violation, since January 1, 1997, of any law, rule, regulation, ordinance, order, judgment or decree in effect at the time respecting the types of actions referred to in this Section 5.(w).

                w. DISCLOSURE. No representation or warranty by or on behalf of any Seller contained in this Agreement, in any Schedule hereto, in any agreement entered into pursuant hereto or in connection herewith, in the Financial Statements, in the Tax Basis Information, in the Closing Date Tax Basis Information, in any certificate delivered at Closing, in any certificate delivered pursuant to
                        Section 7, or in any other certificate which states that it is delivered pursuant to or in connection with this Agreement (certificates referred to in this sentence are sometimes referred to herein individually as an "Agreement Certificate" and collectively as the "Agreement Certificates"), contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact required to make the statements herein or therein contained not misleading. Except as set forth in this Agreement, in any Schedule hereto, in any agreement entered into pursuant hereto or in connection herewith, in the Financial Statements, or in any Agreement Certificate delivered at or prior to the execution hereof, neither the Company nor the Seller is aware of any event or condition which could reasonably be expected to have a material adverse effect on the condition (financial or otherwise), properties, assets, liabilities, business or prospects of the Company. Any and all representations and warranties respecting or relating to the actions, knowledge, condition, assets, liabilities, business, operations or prospects of Seller or the Company made in this Agreement, in any Schedule hereto, in any agreement entered into pursuant hereto or in connection herewith, in the Financial Statements, in the Tax Basis Information, in the Closing Date Tax Basis Information, or in any Agreement Certificate are for all purposes the joint and several representations and warranties of each Seller. In connection with any claim by or on behalf of Purchaser asserting that any representation or warranty contained in this Agreement, in the Schedules hereto, in the agreements entered into pursuant hereto or in connection herewith, in the Financial Statements, in the Tax Basis Information, in the Closing Date Tax Basis Information, or in any Agreement Certificate has been breached or violated, it shall not constitute a defense available to Seller or any other person that Purchaser and/or its representatives knew or should have known that any such representation or warranty was or might have been inaccurate in any respect.

                x. SUPPLIERS AND CUSTOMERS. Except as set forth on Schedule K, the relationship of the Company with each of its suppliers and customers accounting for sales to or purchases from the Company in excess of(pound)2,000 annually is a good commercial working relationship (such suppliers and customers being sometimes hereinafter referred to as the "Major Suppliers" and the "Major Customers", respectively), and the relationships of the Company with its other suppliers and customers are, in the aggregate, good commercial working relationships. Except as set forth on Schedule K, no Major Supplier or Major Customer of the Company has canceled or otherwise terminated or threatened in writing to cancel or otherwise terminate their respective relationships with the Company or have during the 12 months immediately prior hereto decreased materially, or threatened to decrease or limit materially, their services, supplies or materials to the Company, or usage of the services or products of the Company. Except as set forth on Schedule K, neither the Company nor Seller has any notice that any such Major Supplier or Major Customer intends to cancel, fail to renew or otherwise, in any material respect adverse to the Company, modify their relationships with the Company or to decrease materially or limit their services, supplies or materials to the Company, or their purchase of the services of products of the Company, and, except as set forth on Schedule K, the Company and Seller know of no reason why the transaction contemplated hereby would adversely affect the relationship of the Company with any such Major Supplier or Major Customer.

                y. THE CLOSING DATE BALANCE SHEET. The Closing Date Balance Sheet will be prepared from the books and records of the Company in accordance with Section 2.(b).

        6. REPRESENTATIONS AND WARRANTIES BY PURCHASER. Purchaser hereby represents and warrants to the Company as follows:

                a. ORGANIZATION AND STANDING. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation set forth above. Purchaser has full power and authority to enter into this Agreement and to carry out the transactions contemplated hereby.

                b. EXECUTION, DELIVERY AND PERFORMANCE OF AGREEMENT; AUTHORITY. Neither the execution, delivery nor performance of this Agreement by Purchaser will, with or without the giving of notice or the passage of time, or both, conflict with, result in a default, right to accelerate or loss of rights under, or result in the creation of any lien, charge or encumbrance pursuant to, any provision of Purchaser's Certificate of Incorporation or any franchise, mortgage, deed of trust, law, rule or regulation, or any material lease, license or agreement, or any order, judgment or decree to which Purchaser is a party or by which it or any of its property may be bound or affected. Purchaser has the full power and authority to enter into this Agreement and to carry out the transactions contemplated hereby, all proceedings or corporate action required to be taken by Purchaser to authorize the execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby have been properly taken and this Agreement constitutes a valid and binding obligation of Purchaser, enforceable in accordance with its terms.

                c. LITIGATION. There is no legal action, suit, arbitration, governmental investigation or other legal or administrative proceeding, nor any order, decree or judgment in progress, pending or in effect against or relating to Purchaser in connection with or relating to the transactions contemplated by this Agreement. There is no (and to the best knowledge of Purchaser, there is not presently threatened any) claim, legal action, suit, arbitration, governmental proceeding, nor any order or decree, against or relating to Purchaser in connection with or relating to the transactions contemplated by this Agreement which could reasonably be expected to have, individually or in the aggregate, a material adverse effect thereon.

        7. CONDUCT OF BUSINESS PRIOR TO CLOSING. From and after the date hereof, Seller shall use their best efforts to cause Company to conduct its business and affairs only in the ordinary course and consistent with prior practices, and to maintain, keep and preserve its assets and properties in good condition and repair (it being understood that occasional breakdowns which do not materially affect the value of such assets and properties will nonetheless occur from time to time) and maintain insurance thereon in accordance with present practices, and Seller will use their best efforts to preserve the business and organization of Company intact, to keep available to Purchaser the services of the Company's officers and employees and to preserve for the benefit of Purchaser the goodwill of Company's suppliers and customers and others having business relations with the Company; provided, that Company will not have any accounts payable which shall have been, at the Closing, outstanding for a period of time (in any event, not more than forty-five days after the date the same shall be due) greater than Company customarily waits before paying such accounts payable. Seller shall give Purchaser prompt written notice of any change in any of the information contained in the representations and warranties made in Section 5 or the Schedules referred to therein which occurs prior to the Closing. Without limiting the generality of the foregoing, prior to the Closing the Company will not, and Seller will not permit Company to:

                a. change its certificate of incorporation or by-laws or merge or consolidate or obligate itself to do so with or into any other entity;

                b. enter into any contract, agreement, commitment or other understanding or arrangement that would have been required to be listed under subsection (i), (v) (except that the Company may renew or replace expiring or terminating insurance policies with policies having substantially the same coverage for approximately the same, or fair market, premiums), (vi), (vii), (viii),
                        (ix)(except for entering into ordinary course agreements which are not individually material to Purchaser or the Company in connection with the ordinary course operation of Company's business), (x) or (xiii) of Section 5(l); or

                c. perform, take any action or incur or permit to exist any of the acts, transactions, events or occurrences of the type described in subsection (i), (ii), (iii), (iv),
                        (v), (viii), (ix), (x), (xi), (xii), (xiii), or (xiv) of
                        Section 5(l) which would have been inconsistent with the representations and warranties set forth herein had the same occurred after the Balance Sheet Date and prior to the date hereof; or

                d. otherwise take or cause to be taken any action which could have any long-term or lasting effect of any kind on the Company or with respect to the Company's business or assets.

                        In the event that the Company engages prior to the Closing in any act or activity described in Section 7, Seller will give Purchaser prompt written notice thereof. In the event that Seller engages prior to the Closing in any act or activity described or referred to in Section 7(a), (b), (c) or (d), Seller will give Purchaser prompt written notice thereof. In furtherance and not in limitation of the foregoing provisions of this Section 7, (A) the Company shall not be entitled to pay the Seller Transaction Costs (as defined in Section 15(i)), redeem any or all of Seller' Sportshow Shares, or otherwise pay, directly or indirectly, to, for or on behalf of Seller, any payment or amount for any reason or purpose whatsoever, excepting only salary, payable from the Execution Date at a rate of (pound)10,000 per week, (B) the Company shall not be entitled to pay, directly or indirectly, to, for or on behalf of Seller, any payment or amount for any reason or purpose whatsoever, excepting only salary, payable from the Execution Date at the same rate paid prior to March 31, 2003, and (C) Seller shall, at or prior to the Closing, reimburse to Purchaser the amount of any Seller Transaction Costs borne by Seller with respect to services performed from and after March 31, 2003, to the extent the same shall, in the aggregate, exceed the lesser of (x) (pound)2,000 or (y) such amount, if any, as the financial statements of Seller shall reflect as an accrued account payable of Seller as of March 31, 2003.

        8. ACCESS TO INFORMATION AND DOCUMENTS. The Seller has given, and has caused the Company to give, Purchaser and Purchaser's attorneys, accountants and other representatives full access to the Company's personnel, properties, documents, contracts, books and records, and has furnished Purchaser with copies of such documents (certified on behalf of the Company as to authenticity by an officer or other responsible employee of the Company if so requested by Purchaser), and with such information with respect to the affairs of the Company, as Purchaser has from time to time requested. No such furnishing of information to Purchaser or any investigation by Purchaser shall affect Purchaser's right to rely on any representations and warranties made in this Agreement.

        9. PERSONNEL. Each Seller will use its best efforts (without expending or incurring any obligation to expend any money) to cause the Company to cause all the employees, independent contractors and sales personnel of the Company, including but not limited to those persons listed on Schedule J, to continue to provide their services to the Company after the date hereof and to Purchaser after the Closing Date. Each Seller will, promptly upon the Company's receipt thereof, advise Purchaser of the giving of notice of termination or cessation of employment or contract by any such employee, independent contractor or sales person of the Company, including but not limited to those persons listed on Schedule J.

        10. NON-COMPETITION AGREEMENT. In consideration of the Purchase Price, and as part of the transaction contemplated hereby, for the period from the Closing Date through the second anniversary of the Closing Date (the "Covenant Period"), neither any Seller, nor any Seller Entity, will, directly or indirectly, through any third party or otherwise engage in, or acquire any interest in any business which is engaged in, the business of, or any business competitive with the business of, the Company or Purchaser on the date hereof, including but not limited to designing, manufacturing, marketing, selling or providing equipment, products or services related to webcasting or the delivery of video over IP networks in any state in the European Union or the United States or any other country in the world in which the Company, Seller, any Seller Entity, or Purchaser has designed, manufactured, marketed, sold or provided such equipment, products or services, or is at the time doing so, or has, at any time, planned or proposed to do so (altogether, including but not limited to the Americas, Europe and Asia, the "Covenant Area"), or directly or indirectly, engage, employ, recruit or solicit to engage, employ or recruit any person who is or was employed by the Company at any time after January 1, 1997, for a period ending on the later of the date eighteen months after the date on which such person ceases to be employed by the Company and the last day of the Covenant Period; or directly or indirectly, solicit (for business of the same or of a competitive nature with the business of the Company) any person who is or was a customer of the Company at any time after

                January 1, 1997, for a period ending on the later of the date eighteen months after the date on which such person ceases to be a customer of the Company and the last day of the Covenant Period. Purchaser and each Seller recognize and acknowledge that the Company and Seller have been intimately involved in, and associated with, the manufacture, marketing, selling and providing such equipment and products in sports video production and the Covenant Area for more than nine years and have developed extensive personal knowledge and familiarity with the businesses of the Company, the personnel of the Company, and the customers and suppliers of the Company, both present and past. The parties recognize and acknowledge that the provisions of this Section 9 are of great importance and value to Purchaser. Seller recognize that the provisions of this Section 9 are necessary for Purchaser's protection, are reasonable restraints ancillary to the purchase of the Sportshow Shares, and that Purchaser would be irreparably damaged by a breach thereof and would not be adequately compensated by monetary damages. Purchaser, therefore, in addition to its other remedies, shall be entitled to an injunction from any court having jurisdiction restraining any violation or threatened violation of the provisions of this Section 9, without the necessity of proving monetary damages, and without the necessity of proving that monetary damages would be insufficient. If any provision of this
                Section 9 is held to be unenforceable because of the scope, duration or area of its applicability, the court making such determination shall have the power to modify such scope, duration or area, or all of them, and such provision shall then be applicable in such modified form. If, the foregoing notwithstanding, any provision of this Section 9 would be held to be invalid, prohibited or unenforceable in any jurisdiction for any reason, such provision, as to such jurisdiction, shall be ineffective to the extent of such validity, prohibition or unenforceability, without invalidating the remaining provisions of this Section 9 or affecting the validity or enforceability of such provision in any other jurisdiction.

        11.     CERTAIN ADDITIONAL COVENANTS.

                a. CERTAIN EXAMINATIONS. At any time after the date hereof and from time to time before the Closing, Seller and the Company shall provide to Purchaser reasonable opportunities to examine and inventory the video equipment, video cameras, editing facilities, automobiles, machinery, equipment, tools, inventory, supplies, furniture, fixtures and fixed assets of the Company, to verify that all assets and equipment are in good operating condition. In addition, at any time after the date hereof and from time to time before the Closing, Purchaser shall have the right and opportunity to observe the conduct of the business of the Company, so as to enable

                        Purchaser and its officers and representatives to become familiar with the business practices and procedures of the Company.

                b. CERTAIN DOCUMENTATION. Seller and the Company will deliver to Purchaser at the Closing full documentation and operating instructions and manuals for all computer software and hardware, and all other equipment and machinery, then owned or used by the Company, except documentation for such items set forth at Schedule Q.

                c. NON-DISCLOSURE. No party hereto will make any public or private disclosure, prior to the Closing hereunder or any termination hereof, of the terms or existence of this Agreement to any person or entity without the prior written consent and approval of all the other parties hereto; PROVIDED, that Purchaser may provide copies of this Agreement to prospective investors or lenders of funds to accomplish the transaction contemplated by this Agreement or to the extent disclosure is required in connection with any filings Purchaser is making with the United States Securities and Exchange Commission, or other regulatory authorities. The parties understand and agree that any unauthorized disclosure of the existence or terms of this Agreement may disrupt and injure the ongoing businesses of the Company and Purchaser, may needlessly disturb and trouble their respective employees, customers, vendors and creditors, and that such non-disclosure is important to assure the smooth transition of the businesses of the Company to Purchaser at the Closing.

                d. CONFIDENTIALITY. Prior to the Closing, Purchaser will treat as confidential all Confidential Information regarding the Company, whether heretofore or hereafter received by Purchaser from the Company, whether received orally, in the form of written material or whether based on visual observations or presentations in the course of visits to the facilities of the Company. For purposes of this Section 10.(e), "Confidential Information" shall include all financial statements, financial projections, shareholders agreements and employment contracts, as well as any other material which is contemporaneously described or designated to Purchaser as "secret" and/or "proprietary" and/or "confidential". Purchaser and Seller acknowledge that all such Confidential Information is and will remain the property of the Company. Except for use within the organization of Purchaser, including but not limited to its employees, accountants, attorneys, stock holders, consultants, financial and lending institutions and prospective investors, to further the purposes and investigations contemplated by this Agreement, Purchaser will not duplicate, publish or disclose to anyone or authorize anyone else to duplicate, publish or disclose any information concerning the Company's business methods, sources of supply or customers, or information regarding the Company's materials or equipment, or information concerning any techniques used or being developed for use by the Company, without the Company's prior written consent, nor without such consent will Purchaser utilize any information covered by this Section 10.(e) in Purchaser's own business, or any enterprise in which Purchaser has an interest. Nothing in this Agreement shall restrict or impair Purchaser's use or disclosure of any information which was in Purchaser's possession prior to disclosure thereof by the Company, now is or without any action of Purchaser hereafter becomes information in the public domain; or is received from a third party who, in making such disclosure, is not violating any obligation of confidentiality to the Company. In the event that, as a consequence of negligent acts or omissions of Purchaser or any employee or agent, there shall be any unauthorized disclosure to parties other than Purchaser or use, dissemination or exploitation by such parties, of Confidential Information in violation of this Agreement, the Company may at its option apply to a court of competent jurisdiction for an order restraining any further disclosure, use, dissemination or exploitation of such information. This Section 10.(e) does not in any way limit or exclude any other remedy which may be available to the Company. In the event that the transactions contemplated by this Agreement do not for any reason close, the provisions of this Section shall nonetheless survive. The Seller will not disclose, at any time, whether during or after any consulting or employment term following any Closing, any secret or confidential information obtained by them while employed by (or owning stock in) the Company or Purchaser, including but not limited to the Company's or Purchaser's customer lists, telephone contacts, and special arrangements with vendors, without the Company's express, written consent.

                e. CERTAIN ENVIRONMENTAL REGULATIONS. Seller has not allowed the Company, at any time prior to the Closing, to commit any act which violates any environmental regulation which could reasonably be expected to have an adverse effect on the condition (financial or otherwise), properties, assets, liabilities, business, operations or prospects of the Company or Purchaser or the transactions contemplated by this Agreement which would be material or, in any event, exceed(pound)10,000, or would be cause for any such government or agency to impose any lien or encumbrance upon the Company, its business, Purchaser or the assets transferred pursuant to this Agreement.

                f. CERTAIN WARRANTIES. At the Closing, Seller will assign to the Company all of their rights respecting manufacturers' and suppliers' warranties, to the extent the same are assignable; to the extent the same are not assignable, the provisions of Section 1.(b) shall apply.

        12. CONDITIONS PRECEDENT TO PURCHASER'S OBLIGATIONS. All obligations of Purchaser hereunder are subject, at the option of Purchaser, to the fulfillment of each of the following conditions at or prior to the Closing, and Seller shall use their best efforts to cause each such condition to be so fulfilled:

                a. All representations and warranties of each of the Seller contained in this Agreement, in any Schedule hereto, in any agreement entered into pursuant hereto or in connection herewith, in the Financial Statements, in the Tax Basis Information, in the Closing Date Tax Basis Information, or in any Agreement Certificate shall be true and correct when made, shall be deemed to have been made again at and as of the Closing, and shall then be true and correct in all material respects.

                b. All covenants, agreements and obligations required by the terms of this Agreement to be performed by each of the Company and Seller at or before the Closing shall have been duly and properly performed.

                c. Since the Balance Sheet Date, there shall not have occurred any material adverse change in the condition (financial or otherwise), business, properties, assets or prospects of the Company.

                d. All approvals of governmental agencies and authorities necessary to enable the Company to consummate the transactions contemplated hereby and to enable Purchaser to continue to conduct the business of the Company as conducted immediately prior to the Closing shall have been obtained.

                e. There shall be delivered to Purchaser a certificate executed by both the Company and the Seller, dated the Closing Date, certifying that the conditions set forth in paragraphs (a), (b),(c), (d), (h), (i), (k) and (l) of this Section 11 have been fulfilled and stating that such certificate is an Agreement Certificate.

                f. All documents required to be delivered to Purchaser at or prior to the Closing shall have been so delivered.

                g. No action or proceeding shall have been threatened, instituted or pending before any court or governmental agency or other regulatory or administrative agency or commission, by any governmental agency or other regulatory or administrative agency or commission or by any other person, (i) challenging the acquisition by Purchaser or the sale by Seller of the Sportshow Shares or any material portion of the business of the Company,
                        (ii) seeking to prohibit Seller's sale or Purchaser's purchase, ownership or operation of all or a significant portion of the assets or business of the Company, or to compel Purchaser to dispose of a significant portion of the Company's assets or business or any assets or business of Purchaser, or (iii) otherwise materially adversely affecting the transactions contemplated hereby or the agreements entered into pursuant hereto or in connection herewith or the assets or business of the Company, or Purchaser's operation of the business of the Company.

                h. The Company will not have committed any act which violates any environmental regulation which could reasonably be expected to have an adverse effect on the condition (financial or otherwise), properties, assets, liabilities, business, operations or prospects of the Company or Purchaser or the transactions contemplated by this Agreement which would be material or, in any event, exceed (pound)10,000, or would be cause for any such government or agency to impose any lien or encumbrance upon the Company, its business, Purchaser or the assets transferred pursuant to this Agreement.

        13. CONDITIONS PRECEDENT TO SELLER' OBLIGATIONS. All obligations of Seller hereunder are subject, at the option of Seller, to the fulfillment of each of the following conditions at or prior to the Closing, and Purchaser shall use its best efforts to cause each such condition to be so fulfilled:

                a. All representations and warranties of Purchaser contained in this Agreement, in any Schedule hereto, in any agreement entered into pursuant to hereto or in connection herewith, or in any Agreement Certificate, shall be true and correct when made, shall be deemed to have been made again at and as of the Closing, and shall then be true and correct in all material respects.

                b. All covenants, agreements and obligations required by the terms of this Agreement to be performed by Purchaser at or before the Closing shall have been duly and properly performed.

                c. There shall be delivered to the Seller a certificate executed by the President of Purchaser, dated the date of the Closing, certifying that the conditions set forth in paragraphs (a), (b) and (c) of this Section 13 have been fulfilled and stating that such certificate is an Agreement Certificate.

                d. No action or proceeding shall have been threatened, instituted or pending before any court or governmental agency or other regulatory or administrative agency or commission, by any governmental agency or other regulatory or administrative agency or commission or by any other person, challenging the sale by Seller of the Sportshow Shares or any material portion of the assets or business of the Company, seeking to prohibit Seller's sale of all or a significant portion of the assets or business of the Company, or otherwise materially adversely affecting the transactions contemplated hereby or in the agreements entered into pursuant hereto or in connection herewith or the assets or business of the Company.

        14. INDEMNIFICATION. The Seller hereby agrees to indemnify and to hold Purchaser (and, with respect to Section 13.(a)(v), any and all employees and independent contractors of

                Purchaser) and the Company harmless from, against and in respect of, and shall on demand reimburse Purchaser or the Company, as the case may be, for:

                i. any and all debts, liabilities or obligations of the Company, direct or indirect, fixed, contingent or otherwise (including without limitation any contingent liability for taxes of the Company, any Seller Entity, or any affiliate of any of them, including without limitation withholding taxes, for any period commencing prior to the Closing Date), existing at or as of the Closing Date hereunder or arising out of any act, transaction, circumstance or state of facts which occurs or exists on or before the Closing Date, whether or not then known, due or payable (including without limitation any claims of customers of the Company respecting goods sold or services performed prior to the Closing Date and any breach or violation of any environmental regulation), except to the extent the same are reflected and reserved against on the face of the Closing Date Balance Sheet (excluding the notes thereto);

                ii. any and all loss, liability or damage suffered or incurred by Purchaser by reason of any untrue representation, breach of warranty or nonfulfillment of any covenant or agreement contained in this Agreement, of the Seller, any Seller Entity, or affiliates of any of them, in any Schedule hereto, in any agreement entered into pursuant hereto or in connection herewith, in the Financial Statements or in any Agreement Certificate;

                iii. any and all loss, liability or damage suffered or incurred by Purchaser by reason of or in connection with any claim for finder's fee or brokerage or other commission arising by reason of any services alleged to have been rendered to or at the instance of the Company, the Seller, any Seller Entity or any affiliates of any of them with respect to this Agreement or any of the transactions contemplated hereby;

                iv. any and all loss, liability or damage suffered or incurred by Purchaser resulting from any Employee Program as defined in section 5(v);

                v. any outstanding liabilities and taxes due for Employees' tax liabilities, Director's tax liabilities and National Insurance or any penalties resulting therefrom; and

                vi. any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs and expenses, including, without limitation, reasonable legal fees and disbursements, incident to any of the foregoing or incurred in investigating or attempting to avoid the same or to oppose the imposition thereof, or in enforcing this indemnity.

                b. Purchaser hereby agrees to indemnify and hold Seller harmless from, against and in respect of, and shall on demand reimburse Seller for:

                i. any and all loss, liability or damage suffered or incurred by Seller by reason of any untrue representation, breach of warranty or nonfulfillment of any covenant or agreement by Purchaser contained in this Agreement, in any Schedule hereto, in any agreement (subject only to any applicable limitation of liability set forth in any such agreement) entered into by Purchaser pursuant hereto or in connection herewith, or in any Agreement Certificate;

                ii. any and all loss, liability or damage suffered or incurred by Seller by reason of or in connection with any claim for finder's fee or brokerage or other commission arising by reason of any services alleged to have been rendered to or at the instance of Purchaser or any affiliate of Purchaser with respect to this Agreement or any of the transactions contemplated hereby; and

                iii any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs and expenses, including, without limitation, reasonable legal fees and disbursements, incident to any of the foregoing or incurred in investigating or attempting to avoid the same or to oppose the imposition thereof, or in enforcing this indemnity. c.

                c. In the event that a claim shall be asserted or litigation shall be commenced for which indemnification under the provisions of this Section 13 shall be sought, the party entitled to indemnification hereunder (individually and together, "Indemnitee") shall give notice thereof to the party or parties required to indemnify such party hereunder (individually and together, jointly and severally, "Indemnitor"), as promptly as practicable after Indemnitee's receipt of such written assertion or the commencement of such litigation. If Indemnitor reasonably demonstrates to Indemnitee that Indemnitor will be able to pay the full amount of potential liability in connection with any such claim, Indemnitor may, at its sole cost and expense, upon written notice given to Indemnitee within 30 days after its receipt of Indemnitee's notice under this Section, assume the defense, with counsel reasonably satisfactory to Indemnitee, of any such Third Party Claim or litigation, provided that Indemnitor admits in writing to Indemnitee its liability solely as between it and Indemnitee with respect to all material elements thereof. If Indemnitor assumes the defense of any such claim or litigation, the obligations of Indemnitor ereunder as to such claim or litigation shall be limited to taking all steps necessary in the defense or settlement thereof and to holding Indemnitee harmless from, against and in respect of any and all losses, liabilities, expenses and damages caused by or arising out of any settlement approved by Indemnitor or any judgment in connection with such claim or litigation. Except with the prior written consent of Indemnitee, Indemnitor shall not consent to the settlement or entry of any judgment arising from any such claim or litigation which in each case does not include as an unconditional term thereof the giving by the claimant or plaintiff, as the case may be, to Indemnitee of an unconditional release from all liability in respect thereof unless Indemnitor has actually paid the full amount of any such settlement or judgment. Indemnitee shall be entitled to be consulted about (but not control) the defense of, and receive copies of all pleadings and other material papers in connection with, any such claim or litigation. If Indemnitor does not assume the defense of any such claim or litigation, Indemnitee may defend the same in such manner as it may deem appropriate, including but not limited to settling such claim or litigation after giving reasonable notice of the same to Indemnitor on such terms as Indemnitee may deem appropriate, and Indemnitor will promptly reimburse Indemnitee in accordance with the provisions of this Section, subject to its having liability hereunder. Anything contained in this Section to the contrary notwithstanding, Indemnitor shall not be entitled to assume the defense of any such claim or litigation if the Third Party Claim seeks an order, injunction or other equitable relief against Indemnitee which, if successful, might materially interfere with, or adversely affect, the operation by Indemnitee of its business or, if Purchaser or the Company, the business of any of them; and Indemnitee may defend any claim to which Indemnitee may have a defense or counterclaim which Indemnitor is not entitled to assert, to the extent necessary to assert and maintain such defense or counterclaim.

        15.     MISCELLANEOUS.

                a. ENTIRE AGREEMENT. This writing, together with the exhibits hereto and the other documents, instruments and agreements entered into contemporaneously herewith, constitutes the entire agreement of the parties with respect to the subject matter hereof and may not be modified, amended or terminated except by a written agreement specifically referring to this Agreement signed by all of the parties hereto.

                b. WAIVERS. No waiver of any breach or default hereunder shall be considered valid unless in writing and signed by the party giving such waiver, and no such waiver shall be deemed a waiver of any prior, contemporaneous or subsequent breach or default of the same or similar nature or otherwise. No delay or omission on the part of any party in exercising any right or remedy shall operate as a waiver thereof, and no single or partial exercise by any party of any right or remedy shall preclude any other or future exercise thereof or the exercise of any other right or remedy.

                c. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; CERTAIN LIMITATIONS ON CLAIMS. All written statements, representations, warranties, indemnities, covenants and agreements made by each of the parties hereto shall survive the Closing for a period of seven years after the Closing Date (provided that all covenants and any representations and warranties respecting tax, pension, and environmental matters, capitalization of the Company, ownership of and title to the Sportshow Shares, and the Company's Assets shall survive for the full applicable statute of limitations). No claim for breach of representation or warranty (other than claims respecting capitalization, ownership of or title to the Shares or Patents, the financial condition of the Company or taxes, and other than claims respecting the calculation of, or any adjustments to, the Purchase Price) may be asserted hereunder unless the aggregate amount of all such claims equals or exceeds(pound)5,000 (the "Threshold Amount"), and the liability of Seller with respect to all such claims shall not exceed the amount of(pound)200,000.

                d. BINDING NATURE. This Agreement shall be binding upon and inure to the benefit of each corporate party hereto, each party hereto which is a trust, each party hereto which is a limited liability partnership, and its successors and assigns, and each individual party hereto and his or her heirs, personal representatives, successors and assigns, it being understood that no party hereto shall have any right to convey or assign any or all of its rights hereunder without the prior written consent of all other parties hereto, except that Purchaser may assign its rights hereunder to a corporation wholly-owned by, or which wholly owns, Purchaser.

                e. GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of England and Wales applicable to contracts made and to be performed wholly within said jurisdiction, and without regard to principles of conflict of laws.

                f. CONSENT TO JURISDICTION AND FORUM. The parties hereto hereby consent to the competent jurisdiction of the courts of England and Wales.

                g. SERVICE OF PROCESS. The parties hereto further agree that the service of process or of any other papers upon them or any of them by registered mail in the manner provided in Section 14.(h) shall be deemed good, proper and effective service upon them.

                h. Notices. Any and all notices or other communications required or permitted to be given under any of the provisions of this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or five days after the date mailed, postage prepaid, by first class registered mail, return receipt requested, addressed to the parties at the addresses set forth above (or at such other address as any party may specify by notice to all other parties given as aforesaid), together with copies, to either or both of the Company or Seller, to 60 Parsons Green Lane, London SW6 4HU United Kingdom, and if to Purchaser, to Narrowstep Inc, 91 New Cavendish St, London, W1W 6XE.

                i. EXPENSES. Whether or not the transaction contemplated by this Agreement is consummated, Seller and Purchaser shall pay all of its own fees and expenses incident to the negotiation, preparation, execution and performance of this Agreement, including, without limitation, the fees and expenses of its own counsel and accountants, it being understood and agreed that Purchaser shall not bear or pay, directly or indirectly, whether through increase of the Purchase Price, inclusion of any of such amounts in accounts or loans payable of the Company, reduction of or charges against any of the assets of the Company or otherwise, any of the fees and expenses of the Company or the Seller incident to the negotiation, preparation, execution or performance of this Agreement or related matters ("Seller Transaction Costs").

                j. CAPTIONS; SECTIONS; EXHIBITS; SCHEDULES. The caption headings of the Sections, subsections, Exhibits and Schedules of and to this Agreement, and the descriptions of Schedules, are for convenience of reference only and are not intended to be, and should not construed as, defining or limiting the contents of such Sections, subsections, Exhibits or Schedules. Unless otherwise indicated, all references in this Agreement to Sections, subsections, Exhibits and Schedules are to Sections, subsections, Exhibits and Schedules of this Agreement.

                k. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same instrument.

                l. REMEDIES CUMULATIVE. The rights and remedies provided for in this Agreement are cumulative, not alternative, and are in addition to the other benefits, rights and remedies existing at law or in equity.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


                                     SPORTSHOW TELEVISION LTD.


                                     By: /s/ Clifford Webb
                                        -------------------------------
                                     Clifford Webb, Managing Director



                                     NARROWSTEP INC.


                                     By: /s/ Iolo Jones
                                        -------------------------------
                                     Iolo Jones, President



                                     By: /s/ Clifford Webb
                                        -------------------------------
                                     Clifford Webb, Individually

                                    Exhibit 1

                                   RESIGNATION

                                                              25th November 2003

The undersigned hereby resigns as a director of, and from all offices and positions held by the undersigned in, Sportshow Television Ltd., a company incorporated in England & Wales, effective immediately.

                                                               /s/ Clifford Webb
                                                             -------------------
                                                                   Clifford Webb
                                                               Managing Director

                                    Exhibit 2


RELEASOR:  Clifford Webb
RELEASEE:  SPORTSHOW TELEVISION LTD

                                 GENERAL RELEASE

        In consideration of the payment of (pound) 1.00 and other good and valuable consideration paid to the undersigned, the receipt and sufficiency of which are hereby acknowledged, the undersigned Clifford Webb, an individual having an address at 87 Cowley Road, Barnes, London SW 14 8QD, as RELEASOR, hereby releases, acquits and forever discharges SPORTSHOW TELEVISION LTD., a corporation having a place of business at 60 Parsons Green Lane, London SW6 41-IU United Kingdom, as RELEASEE, RELEASEE's officers, directors, employees, parents, affiliates, subsidiaries, attorneys at law, successors and assigns, of and from any and all obligations, dues, sums of money, accounts, reckonings, bonds, bills, specialties, claims, debts, demands, covenants, contracts, promises, agreements, variances, trespasses, damages, judgments, extents, executions, liabilities, controversies, costs, expenses, attorneys' fees, suits, actions or causes of action with respect to any matters, causes or things whatsoever, whether known or unknown, in law, admiralty or equity which RELEASOR, his successors or assigns ever had, now has, can or may have, or claims to have upon or by reason of any matter whatsoever against the RELEASEE from the beginning of the world to the date on which this General Release is signed and delivered, including but not limited to any and all claims RELEASEE may now have or which may hereafter accrue to RELEASEE arising out of or in connection with RELEASEE's employment with or by Sportshow Television Ltd., and any sexual harassment or discrimination which RELEASOR may have experienced or suffered from RELEASEE or RELEASEE's officers, directors, employees, parents, affiliates, subsidiaries, attorneys at law, successors and assigns, or any of them.

        This General Release is not to be construed as an admission of liability on the part of RELEASEE.

        If RELEASOR, or any person acting on behalf of RELEASOR, initiates any action, proceeding or suit against RELEASEE which challenges the legality, validity, or enforceability of any of the terms or provisions of this General Release, then RELEASOR will reimburse RELEASEE, if and to the extent that RELEASEE has to enforce and defend this General Release or RELEASEE's rights under this General Release against such challenge, for all reasonable legal expenses and related disbursements reasonably incurred by the RELEASEE and for all payments made by such RELEASEE, if any, in connection with or in satisfaction of any judgment, decree or settlement resulting from any such action, proceeding or suit.

        The provisions of this General Release shall be severable. In the event that any provision of this General Release is held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, the remaining provisions of this General Release shall remain enforceable to the fullest extent permitted by law.

        Whenever the text hereof requires, the use of the singular number shall include the appropriate plural number as the text of the within instrument may require.

        This General Release may not be changed orally.

        This General Release shall be governed by, and construed and enforced in accordance with, the substantive law of England and Wales.

        IN WITNESS WHEREOF, RELEASOR has caused this General Release to be duly executed as of this 17th day of November 2003.


/s/ CLIFFORD WEBB
-----------------------
Clifford Webb

                                    EXHIBIT 3



                        SUBSCRIPTION FOR THE PURCHASE OF
                            SHARES OF NARROWSTEP INC.



                                                              November 17th 2003



Narrowstep Inc.
91 New Cavendish Street
London W1W 6XE
United Kingdom


Gentlemen:

        In connection with the AGREEMENT OF PURCHASE AND SALE OF STOCK dated November 17th 2003, among (i) NARROWSTEP INC., a Delaware corporation having an address at 91 New Cavendish Street, London W 1 W 6XE United Kingdom, (the "Company"), (ii) Clifford Webb, having an address at 87 Cowley Road, Barnes, London SW14 8QD United Kingdom, who owns all of the outstanding shares of Sportshow Television Ltd. ("Sportshow"), a corporation having an address at 60 Parsons Green Lane, London SW6 4HU United Kingdom, (Clifford Webb is referred to as the "Undersigned") and (iii) SPORTSHOW TELEVISION LTD, the Undersigned hereby offers to sell to the Company 801 shares of ordinary stock of Sportshow Television Ltd., representing Undersigned's entire ownership in Sportshow, for the following consideration to be paid by the Company for such shares: (i) cash payment of (pound)45,000.80, and (ii) 3,122,800 shares of Common Stock, par value $.000001 per share ("Shares").

        In order to induce the Company to sell you the Shares, the Undersigned, for itself and for its legal representatives, successors and assigns, hereby makes the following representations, warranties and acknowledgments, intending that the Company rely hereon, to the Company, and covenants with the Company, as follows:

1. The Company has made available to the Undersigned all requested documents and records in its possession, and has offered the Undersigned an opportunity to discuss this investment with the Company and/or representatives of the Company and obtain any additional information necessary to verify the accuracy of any information furnished. The Undersigned acknowledges that no information furnished by the Company constitutes investment, accounting, legal or tax advice. The Undersigned is relying solely upon itself and its professional advisors, if any, for such advice.

2. The Undersigned has been provided no offering memorandum, or similar document, describing the Company. The Undersigned has relied solely upon its own independent investigation in making a decision to accept the Company's Shares in exchange for the Undersigned's shares in Sportshows TV. The Undersigned acknowledges and represents to the Company that it is aware that the Shares are a speculative investment which involves a substantial degree of risk with no assurance of any income from such investment and the possibility that the Shares may become worthless. The Undersigned acknowledges that neither the Shares nor any securities of the Company are traded on any stock exchange and that there is no market for the Shares. The Undersigned must therefore be prepared to bear the economic risks for an indefinite period, and the total loss of its investment in the Shares.

3. The Undersigned acknowledges that the Shares are not being registered under the laws of any jurisdiction and are being sold pursuant to an exemption from registration set forth in the United States Securities Act of 1933, as amended, (the "Securities Act") The Undersigned agrees to resell the Shares only
(i) pursuant to registration under the Securities Act, or (ii) pursuant to an available exemption from registration.

4. The Undersigned represents that the Shares are being acquired solely for the account of the Undersigned, solely for investment purposes and not with a view to resale or distribution, and that no other person has any direct or indirect interest in the Shares. The Undersigned has no contract, undertaking, agreement or arrangement with any person to sell, transfer or pledge to such person, or anyone else, Shares, or any part thereof, or any interest therein, and the Undersigned has no plans to enter into any such contract, undertaking, agreement or arrangement. The Undersigned understands that it may not dispose of the Shares, or any part thereof, or any interest therein, unless and until legal counsel for the Company shall have determined that the intended disposition does not violate the law of any jurisdiction. The Undersigned acknowledges that the Shares are non-transferable, that the Share certificates will bear a legend describing the restrictions on transfers, and that it will not be possible for the Undersigned to liquidate its investment in case of an emergency.

5. The Undersigned acknowledges and understands that all of the Company's outstanding Shares are restricted as to resale and cannot be sold unless a registration statement covering their resales is declared effective by the United States Securities and Exchange Commission ("SEC") or there is an applicable exemption from registration. The Undersigned further acknowledges and understands that in order for there to be a trading market for the Company's Shares there are a number of steps that must be completed. These include (i) having the SEC declare effective a registration statement qualifying for resale the Company's outstanding Shares, (ii) having a broker-dealer agree to act as a market maker for the Company's Shares, (iii) the broker-dealer making the appropriate filings in the United States with the NASD, and (iv) the NASD approving the Company's Shares for trading. The Undersigned acknowledges that there can be no assurance all of these steps will be completed and that a trading market for the Company's Shares ever develops in the United States or elsewhere. The Undersigned acknowledges that in the event that no market for the Shares develops, it will be extremely difficult for the Undersigned to dispose of the Shares and that even if a market develops, there can be no assurance that the market will be strong enough to absorb all of the Shares which may be offered for sale by existing shareholders and the Undersigned. The Undersigned acknowledges that the resales of substantial amounts of Shares will have a depressive effect on the market.

6. The Undersigned is knowledgeable and experienced in making and evaluating investments. The investments of the Undersigned in, and its commitments to, all non-liquid investments (including an investment in the Company ) are reasonable in relation to its net worth, and the Undersigned has the ability to bear the financial risk of an investment in the Company.

7. The Undersigned will indemnify and hold the Company, its affiliates, and representatives, harmless from and against any and all loss, liability, cost, damage, expense (including attorney's fees and expenses) and claims arising out of, in connection with or resulting (i) from the sale or distribution of Shares by the Undersigned in violation of any applicable law, rule or regulation, and
(ii) any misrepresentation by the Undersigned or any breach of any warranties herein or any covenants or agreements set forth herein.

8. The Undersigned acknowledges that no federal or state agency, governmental authority, regulatory body, stock exchange or other entity in the United States or in any other country has made any finding or determination as to the merits of this investment, nor have any such agencies, governmental authorities, regulatory bodies, stock exchanges or other entities made any recommendation or endorsement with respect to the Shares.

The foregoing is not, and will not be, revocable by the Undersigned at any time. The Undersigned gives this document to the Company intending to be legally bound hereby.

                                               Very truly yours,


                                                   /s/ Clifford Webb
                                               ----------------------------
                                               Signature


                                                   Cilfford Webb
                                               ----------------------------
                                               Name


                                                   18/11/03
                                               ----------------------------
                                               Date

                                                   87 Cowley Road
                                               ----------------------------

                                                   Barnus
                                               ----------------------------

                                                   London 8W148QD
                                               ----------------------------

                                               Address